Total Pages: 20
                                                  Exhibit Index on Page:  6
                                                  Registration No. 33-_____
          =================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C.  20549

                      __________________________________________

                                       FORM S-8
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                      __________________________________________

                         MID-AMERICA REALTY INVESTMENTS, INC.
                   (Exact Name of Issuer as Specified in its Charter)

                         Maryland                          47-0700007
               (State or Other Jurisdiction of         (I.R.S. Employer
               Incorporation of Organization)          Identification No.)

                    11506 Nicholas Street
                    Suite 100
                    Omaha, Nebraska                           68154

               (Address of Principal Executive Offices)     (Zip Code)


                        ______________________________________

                          Mid-America Realty 1995 Stock Plan
                               (Full Title of the Plan)

                        ______________________________________

                            Dennis G. Gethmann, President
                         Mid-America Realty Investments, Inc.
                                11506 Nicholas Street
                                      Suite 100
                                Omaha, Nebraska  68154
                       (Name and Address of Agent for Service)

          Telephone Number, Including Area Code,
                         of Agent for Service:  402-496-3300

                           CALCULATION OF REGISTRATION FEE
     =================================================================
     Title of    Amount to   Proposed maxi-   Proposed maxi-   Amount of
     securi-     be regis-   mum offering     mum aggregate    registra-
     ties to be  tered       price per        offering price   tion fee
     registered              share
     __________________________________________________________________


     Common      250,000     $7.875*          $1,968,750*      $679
     Stock












     *Estimated solely for the purposes of calculating the amount of the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low sales prices on April 27, 1995.




                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          Mid-America Realty Investments, Inc. (formerly Dial REIT, Inc.) (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange
     Commission:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the Company's fiscal year ended December 31, 1994.

          (c) The description of the Company's common stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.


     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Company's By-laws provide that the Company shall indemnify its directors, officers and employees to the fullest extent permitted by the Maryland General Corporation Law, including, in limited circumstances, indemnification for state and federal securities laws violations; provided, however, that indemnification will only be permitted in those circumstances in which the director, officer or employee determined in good faith that his conduct was in the best interest of the Company and such liability or loss was not the result of negligence or misconduct. The Maryland General Corporation Law provides for indemnification, under certain circumstances, of any director, officer or employee for all judgments, penalties, fines, settlements and reasonable expenses incurred by him in any proceedings to which he was made a party by reason of his service as a director, employee or officer. With respect to proceedings alleging federal or state securities law violations, the Company's By-laws provide for indemnification with respect to settlements and related expenses incurred in successfully defending such proceedings on the merits, only if (i) a court approves the settlement and finds that indemnification of the settlement and related costs should be made or (ii) a court approves indemnification of litigation costs if a successful defense is made. The foregoing statements are subject to the detailed provisions of the Maryland General Corporation Law and the Company's By-laws.

          The Company also maintains a directors and officers liability insurance policy which insures against certain "wrongful acts" as that term is defined in the policy. The policy also provides reimbursement to the Company for any amounts paid by the Company with respect to indemnification.


     ITEM 8.   EXHIBITS.

               4.1  -    Mid-America Realty 1995 Stock Plan

               5    -    Opinion of McGrath, North, Mullin & Kratz, P.C.

               23.1 - Consent of McGrath, North, Mullin & Kratz, P.C., counsel for the Company (included as part of Exhibit 5)

               23.2 -    Consent of Deloitte & Touche LLP

               24   -    Powers of Attorney


     ITEM 9.   UNDERTAKINGS.

          A.   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided, however that paragraph (A)(l)(i) and (A)(l)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.











                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Mid-America Realty Investments, Inc., a Maryland corporation, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, and the State of Nebraska, on this 28th day of April, 1995.

                                       Mid-America Realty Investments, Inc.


                                       By:   /s/ Dennis G. Gethmann
                                          ______________________________
                                          Dennis G. Gethmann, President


               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 28th day of April, 1995.

               SIGNATURE                           TITLE

          /s/ Jerome L. Heinrichs
          _________________________    Chief Executive Officer and Director
          Jerome L. Heinrichs


          /s/ Dennis G. Gethmann
          _________________________    President   and    Chief   Financial
          Officer  Dennis G. Gethmann        (Principal    Financial    and
          Accounting
                                       Officer)


               Michael F. Lawler*                        Director

               Daniel A. Burkhardt*                      Director

               E. Stanley Kroenke                        Director

               John L. Maginn*                           Director



               *This registration statement has been signed by the undersigned as attorney-in-fact on behalf of each person so indicated pursuant to a power of attorney duly executed by each such person.

                                        By:  /s/ Dennis G. Gethmann

          _________________________________
                                           Dennis G. Gethmann
                                           Attorney-in-Fact


















                                  INDEX OF EXHIBITS

                                                                       PAGE
             NUMBER                     DESCRIPTION                     NO.


               4.1  -    Mid-America Realty 1995 Stock Plan...........    7

               5    -    Opinion of McGrath, North, Mullin &
                           Kratz, P.C.................................   16

               23.1 -    Consent of McGrath, North, Mullin & Kratz,
                           P.C., counsel for the Company
                           (included as part of Exhibit 5)

               23.2 -    Consent of Deloitte & Touche LLP.............   17

               24   -    Powers of Attorney...........................   18